UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2014

Electronic Cigarettes International Group, Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-52745	98-0534859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14200 Ironwood Drive, Grand Rapids, MI 49534
                 (Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (616) 384-3272

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                      Termination of a Material Definitive Agreement

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2014, on May 30, 2014, Electronic Cigarettes International Group, Ltd. (the “Company”) entered into a share purchase agreement (the “Exchange Agreement”) by and between (i) the Company, (ii) E-Cigs UK Holding Company Limited, an England and Wales registered limited company and a wholly-owned subsidiary of the Company, and (iii) the stockholders of Ten Motives Limited and 10 Motives Limited (collectively, “Ten Motives”), each an England and Wales incorporated limited company (the “Ten Motives Shareholders”), pursuant to which the Company’s subsidiary would purchase all the shares of Ten Motives from the Ten Motives Shareholders in exchange for (1) $40,000,000, (2) 5,400,000 shares of our common stock and (3) a range of an earn-out starting at approximately $7,500,000 and attaining a maximum amount of $10,000,000, if the revenue (as defined in the agreement) of Ten Motives is equal to or exceeds £18,072,288 for the lower end of the range and £34,307,228 for the maximum earn-out for the twelve-month period ending May 30, 2015 (the “Acquisition”).

On December 1, 2014, the Exchange Agreement was automatically terminated by its terms. In conjunction with the termination, on December 2, 2014, the Company paid Ten Motives a break-up fee of $350,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC CIGARETTES INTERNATIONAL GROUP, LTD.

December 5, 2014	By:	/s/ James P. McCormick
James P. McCormick
Chief Financial Officer